Exhibit 4.4

Dated 10 September 2021

ATROTOS GAS CARRIER CORP.

as Borrower

and

CAPITAL GAS LLC

as Original Parent Guarantor

and

CAPITAL PRODUCT PARTNERS L.P.

as New Parent Guarantor

and

ING BANK N.V., LONDON BRANCH

as Bookrunner, Co-ordinator, Facility Agent and Security Agent

DEED OF ACCESSION, AMENDMENT AND RESTATEMENT

relating to a facility agreement dated 18 December 2020

Index

Clause		Page
1	Interpretation	2
2	Agreement of the Finance parties	3
3	Conditions Precedent	3
4	Representations and Warranties	4
5	Amendment and Restatement of Facility Agreement	4
6	Release of the Original Parent Guarantor, the Released Shareholder and the Standby Charter	5
7	Accession and Assumption	6
8	Security	6
9	Further Assurances	7
10	Costs and Expenses	7
11	Incorporation of Amended and Restated Facility Agreement Provisions	7
12	Supplemental	7
13	Law and Jurisdiction	7

Schedules

Schedule 1 The Lenders		9
Schedule 2 Conditions Precedent		11
Schedule 3 Effective Date Certificate		13

Execution

Execution Pages		14

Appendices

Appendix Form of Amended and Restated Facility Agreement (marked to indicate amendments)

THIS DEED is made on 10 September 2021

BETWEEN

(1)

ATROTOS GAS CARRIER CORP., a corporation incorporated in the Republic of the Marshall Islands with registered number 97442 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as original borrower (the “Borrower”)

(2)

CAPITAL GAS LLC, a limited liability company formed in the Republic of the Marshall Islands with registered number 964558 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as original guarantor (the “Original Parent Guarantor”)

(3)

CAPITAL PRODUCT PARTNERS L.P., a limited partnership formed in the Republic of the Marshall Islands whose registered address is at Trust Company House, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, the Marshall Islands as new guarantor (the “New Parent Guarantor”)

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Parties) as lenders (the “Lenders”)

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Parties) as hedge counterparties (the “Hedge Counterparties”)

(6)	ING BANK N.V., LONDON BRANCH as bookrunner (the “Bookrunner”)

(7)	ING BANK N.V., LONDON BRANCH as co-ordinator (the “Co-ordinator”)

(8)	ING BANK N.V., LONDON BRANCH as agent of the other Finance Parties (the “Facility Agent”)

(9)	ING BANK N.V., LONDON BRANCH as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)

By a facility agreement dated 18 December 2020 (the “Facility Agreement”) and (initially) made between, inter alios, (i) the Borrower and Poseidon Gas Carrier Corp. of the Republic of the Marshall Islands (“Released Borrower”) as joint and several borrowers (the “Original Borrowers”), (ii) the Original Parent Guarantor, (iii) the Original Lenders, (iv) the Original Hedge Counterparties, (v) the Bookrunner, (vi) the Co-ordinator, (vii) the Facility Agent and (viii) the Security Agent, the Original Lenders agreed to make available to the Original Borrowers, on a joint and several basis, a senior secured term loan facility of (originally) up to $260,610,000, of which the principal amount utilised and outstanding on the date of this Deed is equal to $125,435,416.66.

(B)

By a cancellation notice dated 3 August 2021 the Original Borrowers cancelled the whole of Tranche B and by a deed of release dated 10 August 2021, the Finance Parties agreed to the release of, amongst other, the obligations of the Released Borrower in relation to the Security and certain other obligations created by the Released Finance Documents (as such term is defined in the deed of release).

(C)	The Borrower and the Original Parent Guarantor have requested (the “Request”) that the Finance Parties consent to, inter alia, the following:

(i)	the Original Parent Guarantor being released as a guarantor and from its obligations under the Finance Documents and be replaced by the New Parent Guarantor in accordance with paragraph (ii) below;

(ii)	the New Parent Guarantor acceding to the Facility Agreement and assuming the Original Parent Guarantor’s obligations thereunder;

(iii)	the Released Shareholder being released from its obligations under the Finance Documents to which it is a party and being replaced by the New Shareholder; and

(iv)	the Standby Charterer being released from its obligations under the Finance Documents to which it is a party.

(D)	This Deed sets out the terms and conditions on which the Finance Parties shall agree, with effect on and from the Effective Date, to:

(i)	the Request; and

(ii)	the consequential amendments to the Facility Agreement and the other Finance Documents (the “Consequential Amendments”).

IT IS AGREED as follows:

1 INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Facility Agreement and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Definitions

In this Deed, unless the contrary intention appears:

“Amended and Restated Facility Agreement” means the Facility Agreement, as amended and restated by this Deed, in the form set out in the Appendix.

“Effective Date” means the date (falling no later than 31 January 2022 or such other later date as the Facility Agent, acting on the instructions of the Lenders, may specify at its sole discretion) on which the Facility Agent confirms, pursuant to the Effective Date Certificate, that the conditions precedent in Clause 3 (Conditions precedent) have been satisfied or waived.

“Effective Date Certificate” means the certificate to be issued by the Facility Agent, substantially in the form set out in Schedule 3 (Effective Date Certificate).

“Facility Agreement” means the Facility Agreement referred to in Recital (A).

“New Shareholder” means CPLP Gas Operating Corp., a corporation incorporated in the Republic of the Marshall Islands with registered number 110568 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“New Shares Security” means, in relation to the Borrower, a document creating Security over the shares in the Borrower in agreed form.

“New Side Letter” means, a letter dated on or about the date of this Deed, specifying the Permitted Holders to be executed by the Facility Agent, the Borrower and the New Parent Guarantor in the agreed form.

“Released Shareholder” means CGC Operating Corp., a corporation incorporated in the Republic of the Marshall Islands with registered number 97459 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Released Shares Security” means the shares security dated 24 December 2020 entered into between (i) the Released Shareholder and (ii) the Security Agent in relation to the shares in the Borrower.

“Standby Charterer” means Capital Maritime & Trading Corp. a corporation incorporated in the Republic of the Marshall Islands whose registered address us at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH96960.

“Tripartite Agreement” means the tripartite agreement dated 4 January 2021 entered into among (i) the Borrower, (ii) the Standby Charterer and (iii) the Security Agent.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clauses 1.2 (construction) to 1.5 (third party rights) (inclusive) of the Facility Agreement apply, with any necessary modifications, to this Deed.

1.4	Designation as a Finance Document

The Borrower and the Facility Agent designate this Deed as a Finance Document.

2	AGREEMENT OF THE FINANCE PARTIES

(a)	The Finance Parties agree subject to and upon the terms and conditions set out in Clause 3 of this Deed, to:

(i)	the Request;

(ii)	the Consequential Amendments.

(b)	The agreement of the parties to this Deed contained in this Clause 2 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General

The agreement of the Finance Parties contained in Clause 2 (Agreement of the Finance Parties) is subject to:

(a)	no Default continuing on the date of this Deed and on the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the Repeating Representations to be made by the Borrower pursuant to Clause 4 (Representations and Warranties) being true on the date of this Deed and on the Effective Date; and

(c)

the Facility Agent having received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lenders and its legal advisers on or before the Effective Date.

3.2	Waiver of conditions precedent

If all Lenders, at their discretion, permit for the Effective Date to take place before certain of the conditions referred to in Schedule 2 (Conditions Precedent) are satisfied, each of the Borrower, the Original Parent Guarantor and the New Parent Guarantor shall ensure that those conditions are satisfied within five Business Days after the Effective Date (or such later date as the Facility Agent, acting with the authorisation of all Lenders, may agree in writing with the Borrower), which however, shall not be taken as a waiver of the Lenders’ right to require production of all the documents and evidence referred to in Schedule 2 (Conditions Precedent).

4	REPRESENTATIONS AND WARRANTIES

4.1	Representation and warranties of the New Parent Guarantor

The representations and warranties in clause 20 (representations) of the Amended and Restated Facility Agreement are deemed to be made on the Effective Date by the New Parent Guarantor with reference to the circumstances then existing.

4.2	Repetition of representations and warranties

(a)

Each of the Borrower and the Original Parent Guarantor represents and warrants to the Finance Parties as at the date of this Deed that the representations and warranties in clause 20 (representations) of the Amended and Restated Facility Agreement are true and not misleading if repeated on the date of this Deed.

(b)

Each of the Borrower and the Original Parent Guarantor represents and warrants to the Finance Parties that the representations and warranties in the Finance Documents (other than the Amended and Restated Facility Agreement) to which each of them is a party, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed, remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.

5	AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT

5.1	Amendment and restatement of the Facility Agreement

With effect on and from the Effective Date (and subject to the occurrence of), the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date (and subject to the occurrence of), each of the Finance Documents (other than the Facility Agreement) shall be, and shall be deemed by this Deed to be, amended as follows:

(a)

the definition of, and references throughout each of the Finance Documents to the “Facility Agreement” and any of the other Finance Documents shall be construed as if the same referred to, respectively:

(i)	the Amended and Restated Facility Agreement; and

(ii)	the other Finance Documents as amended and supplemented by this Clause 5.2 (Amendments to Finance Documents); and

(b)

by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to those Finance Documents as amended and/or supplemented by this Deed.

5.3	Finance Documents to remain in full force and effect

The Facility Agreement and each of the other Finance Documents shall remain in full force and effect and from the Effective Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 5.1 (Amendment and restatement of Facility Agreement);

(b)	in the case of the other Finance Documents as amended pursuant to Clause 5.2 (Amendments to Finance Documents); and

(c)	the Facility Agreement and the applicable provisions of this Deed will be read and construed as one document.

6	RELEASE OF THE ORIGINAL PARENT GUARANTOR, THE RELEASED SHAREHOLDER AND THE STANDBY CHARTER

6.1	Release

With effect on and from the Effective Date:

(a)	the Original Parent Guarantor shall be released from its obligations under the Finance Documents;

(b)	the Security created by the Released Shares Security shall be released by the Security Agent acting on the instructions of the Lenders;

(c)	the Released Shareholder shall be released from its obligations under the Released Shares Security;

(d)	the Standby Charterer shall be released from its obligations under the Finance Documents to which it is a party, including the Tripartite Agreement.

6.2	Reassignment

With effect on and from the Effective Date, the Security Agent acting on the instructions of the Lenders, without any warranty, representation, covenant or other recourse, reassigns:

(a)	to the Released Shareholder, all rights and interests of every kind which the Security Agent now has to, in or in connection with the Secured Assets (as defined in the Released Shares Security); and

(b)

to the Borrower and the Standby Charterer, all respective rights and interests of every kind which the Security Agent has to, in or in connection with the Secured Assets (as defined in the Tripartite Agreement).

6.3	Delivery of further documents

The Facility Agent shall, acting on the instructions of the Lenders, following the Effective Date, deliver to the Released Shareholder each document that was required to be delivered to pursuant to the Released Shares Security and are currently held by the Facility Agent.

7	ACCESSION AND ASSUMPTION

With effect on and from the Effective Date:

(a)	the New Parent Guarantor agrees that:

(i)	it will accede to the Facility Agreement as amended and restated by this Deed as a guarantor and it will assume the obligations of the Original Parent Guarantor thereunder;

(ii)	it will be bound by the terms of the Amended and Restated Facility Agreement and the other Finance Documents;

(iii)	its guarantee and indemnity pursuant to clause 17 (Guarantee and Indemnity – Parent Guarantor) of the Facility Agreement:

(A)	has full force and effect in accordance with the terms of the Amended and Restated Facility Agreement; and

(B)

extends to the obligations of the Borrower under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time); and

(b)

the Borrower confirms and acknowledges it is and remains a party to the Facility Agreement as amended and restated by this Deed and that its respective obligations thereunder and the other Finance Documents remain in full force and effect; and

(c)	the Borrower and the Finance Parties agree to the accession by the New Parent Guarantor to the Amended and Restated Facility Agreement.

8	SECURITY

On the Effective Date, the Borrower confirms that:

(a)

any Security created by it under the Finance Documents to which it is a party extends to the obligations of the Transaction Obligors under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and restated by this Deed and as may be further amended and supplemented from time to time);

(b)

the obligations of the Transaction Obligors arising under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and restated by this Deed and as may be further amended and supplemented from time to time) are included in the Secured Liabilities (as defined in the Security Documents to which it is a party);

(c)

the Security created pursuant to the Finance Documents continues in full force and effect on the terms of the respective Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time); and

(d)	to the extent that this confirmation creates a new Security, such Security shall be on the terms of the Security Documents in respect of which this confirmation is given.

9	FURTHER ASSURANCES

Clause 23.21 (further assurance) of the Amended and Restated Facility Agreement applies to this Deed as if it were expressly incorporated in this Deed with any necessary modifications.

10	COSTS AND EXPENSES

The provisions of clause 16 (costs and expenses) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

11	INCORPORATION OF AMENDED AND RESTATED FACILITY AGREEMENT PROVISIONS

11.1	General

The provisions of clauses 31.2 (instructions), 32.4 (instructions) and clause 38 (notices) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

12	SUPPLEMENTAL

12.1	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

12.2	Third party rights

(a)	A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

(b)

Subject to clause 44.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

13	LAW AND JURISDICTION

13.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

13.2	Incorporation of the Facility Agreement provisions

The provisions of clauses 48 (governing law) and 49 (enforcement) of the Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

13.3	Process agent

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Curzon Maritime Limited, at its registered office for the time being, presently at 60 Sloane Avenue, London SW3 3DD, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This DEED has been duly executed by or on behalf of the parties hereto as a Deed and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

SCHEDULE 1

THE LENDERS

Name of Original Lender	Address for Communication

Alpha Bank S.A.	93 Akti Miaouli 185 38 Piraeus Greece Attention: Konstantinos Flokos/ Dimitra Orfanioti Email: konstantinos.flokos@alpha.gr/ dimitra.orfanioti@alpha.gr Fax No.: +30 210 429 0677

ING Bank N.V., London Branch	8-10 Moorgate, London EC2R 6DA, United Kingdom Attention: Robartus Krol Email: Robartus.Krol@ing.com

National Bank of Greece S.A.	2 Bouboulinas Street and Akti Miaouli Piraeus 18535 Greece Attention: Mr. Tsagarakis/ Mr. Kagkarakis Email: tsagarakis.em@nbg.gr/ nkagkarakis@nbg.gr Fax No.: +30 210 4144155

Piraeus Bank S.A.	170 Alexandras Ave., 11521, Athens, Greece Facsimile No: +30 210 3739783 Attention: The Manager E-mail: shipping@piraeusbank.gr

THE HEDGE COUNTERPARTIES

Name of Hedge Counterparty	Address for Communication

ING Bank N.V.

Foppingadreef 7

P.O. Box 1800

NL-1000 BV Amsterdam The Netherlands

Email: Trade.Processing.Derivatives.AMS@INGBank.com

Fax: +31 20 501 3381

Tel: +31 20 563-8222

Attn: Operations / Derivatives / TRC 00.13

National Bank of Greece S.A.	Akadimias 68 106 78 Athens Greece Attention: Mrs Katerina Strati, Mrs Maria Vogiatzi Tel: +30 210 3328741, 229 Email: astrat@nbg.gr, vogiagi.maria@nbg.gr Fax No.: +30 210 3328745

Piraeus Bank S.A.	170 Alexandras Ave., 11521, Athens, Greece Facsimile No: +30 210 3739783 Attention: The Manager E-mail: shipping@piraeusbank.gr

SCHEDULE 2

CONDITIONS PRECEDENT

1	Transaction Obligors, New Parent Guarantor and New Shareholder

1.1	True and complete copies of the constitutional documents of the New Parent Guarantor and the New Shareholder.

1.2

A certificate from an officer of each Transaction Obligor, the New Parent Guarantor, the New Shareholder and the Approved Commercial Manager confirming the names and offices of all their respective directors and officers and the shareholding of each of its shareholders as the case may be and having attached thereto true and complete copies of their constitutional documents.

1.3	Up-to-date certificates of goodstanding in respect of each Transaction Obligor, the New Parent Guarantor, the New Shareholder and the Approved Commercial Manager.

1.4	A copy of a resolution of the board of directors of each Transaction Obligor, the New Parent Guarantor, the New Shareholder and the Approved Commercial Manager:

(a)

approving the terms of, and the transactions contemplated by, this Deed and (as applicable) the New Shares Security resolving that it execute this Deed and (as applicable) the New Shares Security and the New Side Letter;

(b)	authorising a specified person or persons to execute this Deed and (as applicable) the New Shares Security and the New Side Letter on its behalf; and

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.5

An original of the power of attorney of any Transaction Obligor, the New Parent Guarantor, the New Shareholder or the Approved Commercial Manager authorising a specified person or persons to execute this Deed and (as applicable) the New Shares Security and the New Side Letter.

1.6	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.2 above.

1.7	A resolution signed by the Released Shareholder as the holder of the issued shares in the Borrower, approving the terms of, and the transactions contemplated by, this Deed.

1.8	A resolution signed by the holders of the issued shares in the New Shareholder, approving the terms of, and the transactions contemplated by, this Deed.

1.9

A certificate of each Transaction Obligor, the New Parent Guarantor and the New Shareholder (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments (as defined in the Amended and Restated Facility Agreement) would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor, the New Parent Guarantor and the New Shareholder to be exceeded.

1.10

A certificate of each Transaction Obligor, the New Parent Guarantor and the New Shareholder that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.11

A certificate of an authorised signatory of the relevant Transaction Obligor, the New Parent Guarantor and the New Shareholder certifying that each copy document relating to it specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Deed.

1.12	Evidence of the shareholding structure of the Obligors and that the Borrower is ultimately owned by the New Parent Guarantor.

2	Agreement, Security and other Finance Documents

2.1	A duly executed original of this Deed signed by all Parties to it and countersigned by the Standby Charterer, the Released Shareholder and the Approved Managers.

2.2	A duly executed original of the New Side Letter signed by all Parties to it.

2.3	A duly executed original of the New Shares Security signed by all Parties to it (and of each document to be delivered under each of them).

3	Legal opinions

Legal opinions of the legal advisers to the Facility Agent in the jurisdiction of the Republic of the Marshall Islands and such other relevant jurisdictions as the Facility Agent (acting on the instructions of the Lenders) may require.

4	Other documents and evidence

4.1

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent (acting on the instructions of the Lenders) considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Deed, the New Side Letter or the New Shares Security or for the validity and enforceability of any Finance Document as amended, restated and/or supplemented by this Deed, the New Side Letter or the New Shares Security.

4.2

Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “anti-money laundering”, “FATCA”, “know your customer”, “common reporting standards” or similar identification procedures in relation to the transactions contemplated by this Deed.

4.3	Documentary evidence that the agent for service of process named in Clause 13.3 (Process agent) has accepted its appointment.

4.4	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 10 (Costs and Expenses) have been paid or will be paid by the Effective Date.

SCHEDULE 3

EFFECTIVE DATE CERTIFICATE

We refer to the deed of accession, amendment and restatement (the “Deed of Accession, Amendment and Restatement”) dated [•] September 2021 and made between, amongst others, (i) Atrotos Gas Carrier Corp., as borrower, (ii) Capital Gas LLC as original guarantor, (iii) Capital Product Partners L.P. as new guarantor, (iv) the banks and financial institutions listed at Schedule 1 therein as lenders, (v) ING BANK N.V., LONDON BRANCH as facility agent and security agent.

Words and expressions defined in the Deed of Accession, Amendment and Restatement shall have the same meaning when used in this certificate.

The Facility Agent hereby confirms that the conditions precedent set out in Clause 3 (Conditions precedent) of the Deed of Accession, Amendment and Restatement have been fulfilled (and/or waived) to its satisfaction, and the Effective Date shall be [•].

for and on behalf of

ING BANK N.V., LONDON BRANCH

EXECUTION PAGES

BORROWER

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ATROTOS GAS CARRIER CORP.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

ORIGINAL PARENT GUARANTOR

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
CAPITAL GAS LLC	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

NEW PARENT GUARANTOR

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
CAPITAL PRODUCT PARTNERS L.P.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

LENDERS

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ALPHA BANK S.A.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ING BANK N.V., LONDON BRANCH	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
PIRAEUS BANK S.A.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

HEDGE COUNTERPARTIES

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ING BANK N.V.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
PIRAEUS BANK S.A.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

BOOKRUNNER

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ING BANK N.V., LONDON BRANCH	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

CO-ORDINATOR

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ING BANK N.V., LONDON BRANCH	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

FACILITY AGENT

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ING BANK N.V., LONDON BRANCH	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SECURITY AGENT

EXECUTED AS A DEED	)
by	)
duly authorised	)
for and on behalf of	)
ING BANK N.V., LONDON BRANCH	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

COUNTERSIGNED this ______ day of September 2021 for and on behalf of the following Transaction Obligor and Approved Managers which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this deed accession, amendment and restatement (the “Deed of Accession, Amendment and Restatement”), that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement and the other Finance Documents (each as amended and supplemented by the Deed of Amendment and Restatement).

Name: Title: for and on behalf of CAPITAL MARITIME & TRADING CORP. as Standby Charterer	Name: Title: for and on behalf of CGC OPERATING CORP. as Released Shareholder

Name: Title: for and on behalf of CAPITAL COMMERCIAL SERVICES CORP. as Approved Manager	Name: Title: for and on behalf of BERNHARD SCHULTE SHIPMANAGEMENT (UK) LIMITED as Approved Manager

Name: Title: for and on behalf of BERNHARD SCHULTE SHIPMANAGEMENT (HELLAS) SPLLC as Approved Manager	Name: Title: for and on behalf of BERNHARD SCHULTE SHIPMANAGEMENT (CYPRUS) LIMITED as Approved Manager

Name: Title: for and on behalf of CPLP GAS OPERATING CORP. as New Shareholder

APPENDIX

FORM OF AMENDED AND RESTATED FACILITY AGREEMENT (MARKED TO INDICATE AMENDMENTS)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue; and

2	deletions are shown by strike-through text in red.